UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2016

STATION CASINOS LLC

(Exact name of registrant as specified in its charter)

Nevada	000-54193	27-3312261
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1505 South Pavilion Center Drive, Las Vegas, Nevada 89135

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 495-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry Into a Material Definitive Agreement

Amendment to the Credit Agreement

On April 26, 2016, Station Casinos LLC, a Nevada limited liability company (the “Company”) entered into the second amendment (the “Second Amendment”) to its Credit Agreement dated March 1, 2013 (the “Credit Agreement”), with Deutsche Bank AG Cayman Islands Branch, as administrative agent, the lenders party thereto and the other parties party thereto, with such amendment effective as of May 2, 2016. The Second Amendment permits the consummation of (i) an initial public offering (the “IPO”) of Class A common stock, par value $0.01 per share (“Class A Common Stock”), of Red Rock Resorts, Inc., a Delaware corporation (“RRR”), and certain restructuring transactions in contemplation of the IPO and (ii) the acquisition by the Company of all of the membership interests in Fertitta Entertainment LLC, a Delaware limited liability company (“Fertitta Entertainment” and, such transaction, the “FE Acquisition”).  In connection with the Second Amendment, the newly-acquired Fertitta Entertainment and its subsidiaries (the “Fertitta Entities”) will also guarantee the Company’s obligations under the Credit Agreement.

The foregoing summary of the Second Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Supplemental Indenture

On May 2, 2016, the Company and the Trustee under the Indenture governing the Company’s $500 million in aggregate principal amount of 7.50% Senior Notes due 2021 (the “Notes”) by and among , the Company, the guarantors party thereto (the “Guarantors”) and Wells Fargo Bank, National Association, as Trustee, entered into a supplemental indenture (the “Supplemental Indenture”) with the Fertitta Entities, pursuant to which the Fertitta Entities unconditionally guaranteed the Company’s obligations under the Notes and the Indenture.

The foregoing summary of the Supplemental Indenture is not intended to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 1.02.             Termination of a Material Definitive Agreement

In connection with the consummation of the IPO, on May 2, 2016, the Company terminated (i) the Equityholders Agreement dated as of June 16, 2011, by and among the Company and the other parties party thereto, (ii) the Management Agreement dated as of June 16, 2011 by and between the Company, certain subsidiaries of the Company and FE Propco Management LLC, a Delaware limited liability company, (iii) the Management Agreement dated as of June 16, 2011 by and between NP Opco LLC, a Nevada limited liability company (“Opco”), certain subsidiaries of Opco and FE Opco Management LLC, a Delaware limited liability company, and (iv) the Management Agreement dated as of June 16, 2011 by and between Station GVR Acquisition, LLC, a Nevada limited liability company and FE GVR Management LLC, a Delaware limited liability company.

Item 2.01.             Completion of Acquisition or Disposition of Assets.

On May 2, 2016, the Company completed the previously announced FE Acquisition. Total consideration for the FE Acquisition consisted of a cash payment of $460.0 million less the amount paid by the Company in satisfaction of indebtedness of Fertitta Entertainment on the closing date, which was approximately $51.0 million, and less $1.3 million of Fertitta Entertainment’s liabilities assumed by the Company.  The Company applied the proceeds received by the Company in connection with the IPO and borrowings under its revolving credit facility to pay the purchase price for the FE Acquisition.

The foregoing description of the FE Acquisition does not purport to be a complete description of the terms and provisions of the agreements governing the transaction and is qualified in its entirety by reference to the Membership Interest Purchase Agreement governing the transaction, dated October 13, 2015, a copy of which was filed as Exhibit 10.10 to the Registration Statement on Form S-1 (File No. 333-207397) filed with the Securities and Exchange Commission by Red Rock Resorts, Inc.

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2016, the Company entered into new employment agreements (the “New Employment Agreements”) with RRR and each of Frank J. Fertitta III, Stephen L. Cavallaro, Marc J. Falcone, Richard J. Haskins, and Daniel J. Roy (collectively, the “Named Executive Officers” and each individually, a “Named Executive Officer”). The New Employment Agreements have a fixed five-year term, unless the employment agreement is otherwise terminated pursuant to its terms.

The annual base salary for each Named Executive Officer is set forth in his New Employment Agreement, and is reviewed on an annual basis. Base salary is subject to adjustment (for increase but not for decrease) following the first (second for Mr. Fertitta) anniversary of this Offering. The initial annual base salary set forth in the New Employment Agreements is $1,000,000 for Frank J. Fertitta III, $750,000 for each of Messrs. Cavallaro and Haskins, and $600,000 for each of Messrs. Falcone and Roy. In addition, the New Employment Agreements provide for eligibility to receive a performance-based annual bonus with a targeted amount equal to 100% of the applicable Named Executive Officer’s annual base salary. Each employment agreement also provides for (i) the inclusion of the applicable Named Executive Officer in all benefit plans and programs of the Company made available to our executives or salaried employees generally; (ii) to the extent applicable, initial equity incentive awards (; and (iii) continuation of any group health, executive medical, disability and life insurance-related coverage and/or benefits, and tax preparation services, as were in effect for the applicable Named Executive Officer immediately prior to the IPO.

The New Employment Agreements require us to make payments and provide benefits to each Named Executive Officer upon the termination of his employment with us under various scenarios. The New Employment Agreements do not provide for any additional payments or benefits upon a voluntary termination of employment by the Named Executive Officer without “good reason” or involuntary termination by the Company for “cause” (each as defined in the applicable New Employment Agreement). Under those scenarios, the Named Executive Officers are only entitled to their accrued and unpaid obligations, such as unpaid salary, any annual bonus awarded but not yet paid, and reimbursement for previously-incurred expenses. With the exception of Mr. Fertitta, the concept of “good reason” for resignation applies only following a “change in control” of the Company (as defined in the applicable New Employment Agreement).

Stephen L. Cavallaro, Marc J. Falcone, Richard J. Haskins and Daniel J. Roy were also granted restricted stock and options under the Red Rock Resorts, Inc. 2016 Equity Incentive Plan. Subject to the terms of the option and restricted stock award agreements, the forms of which are filed as Exhibits 10.30 and 10.31, respectively, to the Registration Statement on Form S-1 (File No. 333-207397) filed with the Securities and Exchange Commission by Red Rock Resorts, Inc., Messrs. Haskins and Cavallaro received 38,461 restricted shares of Class A Common Stock and options to purchase 125,000 shares of Class A Common Stock and Messrs. Falcone and Roy received 30,769 restricted shares of Class A Common Stock and options to purchase 100,000 shares of Class A Common Stock. The option awards issued to Stephen L. Cavallaro, Marc J. Falcone, Richard J. Haskins and Daniel J. Roy each vest 25% on each of the first four anniversaries of May 2, 2016, and the restricted stock awards issued to Stephen L. Cavallaro, Marc J. Falcone, Richard J. Haskins and Daniel J. Roy each vest 50% per year on each of the third and fourth anniversaries of May 2, 2016.

The foregoing description of the employment agreements does not purport to be a complete description of the terms and provisions of the agreements and is qualified in its entirety by reference to the employment agreements, copies of which are filed as Exhibit 10.2, 10.3, 10.4, 10.5 and 10.6 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03.             Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

Second Amended and Restated Operating Agreement

On May 2, 2016, the Company amended and restated its operating agreement (as amended and restated, the “Second A&R Operating Agreement”).  The Second A&R Operating Agreement amends and restates the Company’s operating agreement in its entirety to, among other things, remove the board of managers and designate RRR as the managing member.

The foregoing description is qualified in its entirety by reference to the full text of the Second A&R Operating Agreement, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits

(d)                                 Exhibits

The following material is being furnished as an exhibit to the Current Report on Form 8-K.

Exhibit Number	Description
3.1	Second Amended and Restated Operating Agreement of Station Casinos LLC dated as of May 2, 2016.
4.1	Supplemental Indenture dated as of May 2, 2016 among Station Casinos LLC, certain of its wholly-owned subsidiaries (as guarantors) and Wells Fargo Bank, National Association, as trustee.
10.1

Second Amendment to the Credit Agreement, dated as of April 26, 2016, by and among Station Casinos LLC, the lenders party thereto from time to time, Deutsche Bank AG Cayman Islands Branch, as administrative agent (and the other parties party thereto.

10.2	Employment Agreement dated as of May 2, 2016, by and among Red Rock Resorts, Inc., Station Casinos LLC and Frank J. Fertitta III.
10.3	Employment Agreement dated as of May 2, 2016, by and among Red Rock Resorts, Inc., Station Casinos LLC and Stephen L. Cavallaro.
10.4	Employment Agreement dated as of May 2, 2016, by and among Red Rock Resorts, Inc., Station Casinos LLC and Marc J. Falcone.
10.5	Employment Agreement dated as of May 2, 2016, by and among Red Rock Resorts, Inc., Station Casinos LLC and Richard J. Haskins.
10.6	Employment Agreement dated as of May 2, 2016, by and among Red Rock Resorts, Inc., Station Casinos LLC and Daniel J. Roy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Station Casinos LLC

Date: May 2, 2016	By:	/s/ Marc J. Falcone
Marc J. Falcone
Executive Vice President, Chief Financial Officer and Treasurer